Exhibit 99.1

Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Third Quarter 2014 Results
Third Quarter Highlights

•	Q3 Net Sales increased $49.3 million or 4.9%, after adjusting for the impact of divested businesses.

•	Q3 Adjusted Earnings per Diluted Share increased to $0.17 versus $0.12 in the prior year period.

•	Q3 Adjusted EBITDA increased to $190.6 million versus $175.2 million in the prior year period.

•	Q3 Adjusted EBITDA margin was 18.2% versus 15.1% in the prior year period.

ATLANTA, GA, October 21, 2014. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for third quarter 2014 of $53.0 million, or $0.16 per share, based upon 330.6 million weighted average diluted shares. This compares to third quarter 2013 Net Income of $44.5 million, or $0.13 per share, based on 352.2 million weighted average diluted shares.
Including the tax impact, third quarter 2014 Net Income was negatively impacted by $4.5 million of special charges. When adjusting for these charges, Adjusted Net Income for the third quarter of 2014 was $57.5 million, or $0.17 per diluted share compared to third quarter 2013 Adjusted Net Income of $42.9 million or $0.12 per diluted share.
"We reported a record Adjusted EBITDA margin this quarter of just over 18%," said CEO David Scheible. "This represented a three percentage point increase over the third quarter last year. The significant jump was primarily driven by our decision to exit non-core, lower margin businesses over the last year and to re-focus these resources around our paperboard packaging business. The divestitures truly transformed us into a pure play, vertically integrated paperboard packaging business.”

“We also performed quite well in what continues to be a difficult operating environment, as demand in some of our key end use markets remains sluggish. Performance was strong across the business, as key operating metrics at both our mills and converting plants were up over last year. The integration of our acquisitions in Europe is also on target and we are realizing the planned synergies. Overall, we delivered a solid $22 million net benefit from performance initiatives in the quarter which keeps us on track to achieve our previously guided $60 million of benefits for the full year. We also remain on target to deliver $350 million of net debt reduction from operations in 2014, having achieved approximately $140 million in the third quarter.”

Net Sales
Net Sales decreased 9.7% to $1,050.0 million in the third quarter of 2014, compared to $1,163.0 million in the prior year period. Excluding $162.3 million of sales in the prior year period from divested businesses, Net Sales increased $49.3 million or 4.9%. The increase was driven by $28.0 million of improved volume/mix, $19.1 million of higher pricing and $2.2 million of favorable exchange rates.
Given the June 30, 2014 sale of the Company’s Multi-wall Bag Business, beginning with the third quarter 2014, the Company will be reporting financial results under a single segment called Paperboard Packaging.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations for the Paperboard Packaging Segment for the first three quarters of 2014 and each quarter of 2013 as reclassified.

EBITDA
EBITDA for third quarter 2014 was $182.3 million, or $6.5 million lower than the third quarter of last year. When adjusting for special charges, Adjusted EBITDA increased 8.8% to $190.6 million in third quarter 2014 from $175.2 million in third quarter 2013. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2014 was positively impacted by $22.3 million of improved net operating performance, $19.1 million of higher pricing and $2.4 million of favorable exchange rates. These benefits were offset by $15.6 million of commodity inflation, $12.6 million in higher labor and benefit costs and $0.2 million of unfavorable volume/mix.

Other Results
Total Net Debt at the end of third quarter 2014 was $2,024.0 million, $177.4 million lower than at the end of 2013. The Company’s September 30, 2014 Net Leverage Ratio dropped to 2.90 times Adjusted EBITDA from 3.23 times Adjusted EBITDA at the end of the third quarter of 2013. At September 30, 2014, the Company had available domestic liquidity of $877.1 million, including the undrawn availability under its $1.0 billion U.S. revolving credit facility.
Net Interest Expense was $20.4 million in the third quarter of 2014, compared to $23.5 million in the third quarter of 2013. The decrease was primarily attributable to lower debt levels.
Capital expenditures were $42.5 million in the third quarter of 2014, compared to $68.6 million in the third quarter of 2013. The difference in the quarter was due to the timing of expenditures as capital expenditures through the first 9 months of 2014 were $151.4 million compared to $153.2 million over the same period last year.
Income Tax Expense was $39.3 million in the third quarter of 2014 compared to $35.8 million in the third quarter of 2013. As of September 30, 2014, the Company had approximately $811 million of Net Operating Losses (NOLs) for U.S. federal cash income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of Adjusted Net Sales, EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.

Earnings Call
The Company will host a conference call at 9:00 am eastern time today (October 21, 2014) to discuss results of third quarter 2014. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #11225690). Listeners may also access the audio webcast, along with a slide presentation, at the Graphic Packaging website: http://www.graphicpkg.com in the Investors section. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, anticipated performance improvements and the use of net operating losses to offset future taxable income are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, the Company's ability to implement its business strategies, and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft and coated-recycled board. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2014	2013	2014	2013
Net Sales	$1,050.0	$1,163.0	$3,239.4	$3,403.2
Cost of Sales	847.6	982.3	2,636.9	2,851.0
Selling, General and Administrative	83.6	93.8	279.0	290.0
Other Income, Net	(0.3)	(4.0)	(1.3)	(11.3)
Restructuring and Other Special Charges (Credits)	6.8	(14.8)	185.7	(5.1)
Income from Operations	112.3	105.7	139.1	278.6
Interest Expense, Net	(20.4)	(23.5)	(62.0)	(80.4)
Loss on Modification or Extinguishment of Debt	—	(1.2)	—	(27.1)
Income before Income Taxes and Equity Income of Unconsolidated Entities	91.9	81.0	77.1	171.1
Income Tax Expense	(39.3)	(35.8)	(30.9)	(70.9)
Income before Equity Income of Unconsolidated Entities	52.6	45.2	46.2	100.2
Equity Income of Unconsolidated Entities	0.4	0.5	1.3	1.2
Net Income	53.0	45.7	47.5	101.4
Net (Income) Loss Attributable to Noncontrolling Interests	—	(1.2)	0.7	(0.8)
Net Income Attributable to Graphic Packaging Holding Company	$53.0	$44.5	$48.2	$100.6

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.16	$0.13	$0.15	$0.29
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.16	$0.13	$0.15	$0.29

Weighted Average Number of Shares Outstanding - Basic	328.9	350.5	328.4	349.5
Weighted Average Number of Shares Outstanding - Diluted	330.6	352.2	330.4	351.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2014	December 31, 2013

ASSETS

Current Assets:
Cash and Cash Equivalents	$55.2	$52.2
Receivables, Net	497.7	412.8
Inventories, Net	532.0	557.1
Deferred Income Tax Assets	172.0	171.3
Other Current Assets	32.7	32.2
Assets Held for Sale	9.5	6.6
Total Current Assets	1,299.1	1,232.2
Property, Plant and Equipment, Net	1,545.4	1,678.9
Goodwill	1,121.5	1,125.4
Intangible Assets, Net	401.0	467.0
Other Assets	63.6	55.8
Total Assets	$4,430.6	$4,559.3

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$68.0	$77.4
Accounts Payable	422.1	428.3
Other Accrued Liabilities	216.2	205.5
Total Current Liabilities	706.3	711.2
Long-Term Debt	2,011.2	2,176.2
Deferred Income Tax Liabilities	359.1	329.9
Other Noncurrent Liabilities	255.7	268.4

Redeemable Noncontrolling Interests	—	11.3

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 327,029,475 and 324,746,642 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3.3	3.2
Capital in Excess of Par Value	1,792.4	1,789.9
Accumulated Deficit	(494.4)	(542.6)
Accumulated Other Comprehensive Loss	(203.0)	(188.2)
Total Shareholders' Equity	1,098.3	1,062.3
Total Liabilities and Shareholders' Equity	$4,430.6	$4,559.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$47.5	$101.4
Non-cash Items Included in Net Income:
Depreciation and Amortization	202.2	208.5
Deferred Income Taxes	28.8	61.0
Amount of Postretirement Expense Less Than Funding	(13.9)	(0.8)
Loss (Gain) on the Sale of Assets	170.4	(26.6)
Other, Net	29.3	25.0
Changes in Operating Assets and Liabilities	(133.1)	(99.0)
Net Cash Provided by Operating Activities	331.2	269.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(151.4)	(153.2)
Proceeds from Government Grant	26.9	—
Acquisition of Business	(190.7)	—
Cash Acquired Related to Acquisition	16.9	—
Proceeds Received from the Sale of Assets, Net of Selling Costs	167.4	64.6
Other, Net	(4.4)	(7.3)
Net Cash Used in Investing Activities	(135.3)	(95.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance or Modification of Debt	—	425.0
Retirement of Long-Term Debt	—	(425.0)
Payments on Debt	(46.1)	(56.0)
Borrowings under Revolving Credit Facilities	949.3	1,373.5
Payments on Revolving Credit Facilities	(1,068.6)	(1,418.7)
Redemption and Debt Issuance Costs	—	(29.9)
Repurchase of Common Stock related to Share-Based Payments	(14.7)	(11.2)
Other, Net	(10.2)	10.8
Net Cash Used in Financing Activities	(190.3)	(131.5)

Effect of Exchange Rate Changes on Cash	(2.6)	(1.6)

Net Increase in Cash and Cash Equivalents	3.0	40.5
Cash and Cash Equivalents at Beginning of Period	52.2	51.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55.2	$92.0

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special (credits) charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2014	2013	2014	2013
Net Income Attributable to Graphic Packaging Holding Company	$53.0	$44.5	$48.2	$100.6
(Subtract) Add:
Net Loss (Income) Attributable to Noncontrolling Interests	—	1.2	(0.7)	0.8
Income Tax Expense	39.3	35.8	30.9	70.9
Equity Income of Unconsolidated Entities	(0.4)	(0.5)	(1.3)	(1.2)
Interest Expense, Net	20.4	23.5	62.0	80.4
Depreciation and Amortization	70.0	84.3	212.7	237.2
EBITDA	182.3	188.8	351.8	488.7
Loss (Gain) on Sale of Assets	0.3	(20.2)	170.7	(19.0)
Charges Associated with Business Combinations and Other Special Charges	8.0	5.4	16.5	15.1
Loss on Modification or Extinguishment of Debt	—	1.2	—	27.1
Adjusted EBITDA	$190.6	$175.2	$539.0	$511.9

Net Income Attributable to Graphic Packaging Holding Company	$53.0	$44.5	$48.2	$100.6
Loss (Gain) on Sale of Assets	0.3	(17.6)	170.7	(16.6)
Charges Associated with Business Combinations and Other Special Charges	8.0	5.4	16.5	12.7
Accelerated Depreciation Related to Shutdown	—	3.5	—	3.5
Loss on Modification or Extinguishment of Debt	—	1.2	—	27.1
Tax Impact of Non-recurring Items	(3.8)	5.9	(67.4)	(4.5)
Adjusted Net Income	$57.5	$42.9	$168.0	$122.8

Adjusted Earnings Per Share - Basic	$0.17	$0.12	$0.51	$0.35
Adjusted Earnings Per Share - Diluted	$0.17	$0.12	$0.51	$0.35

	Three Months Ended
	September 30,
In millions, except per share amounts	2014	2013
Net Sales	$1,050.0	$1,163.0
Net Sales related to divestitures	—	(162.3)
Adjusted Net Sales	$1,050.0	$1,000.7

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.2%	15.1%

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2014	2013	2013
Net Income Attributable to Graphic Packaging Holding Company	$94.2	$123.5	$146.6
(Subtract) Add:
Net (Loss) Income Attributable to Noncontrolling Interests	(1.4)	0.4	0.1
Income Tax Expense	27.4	84.8	67.4
Equity Income of Unconsolidated Entities	(1.6)	(1.9)	(1.5)
Interest Expense, Net	83.5	105.9	101.9
Depreciation and Amortization	289.7	309.8	314.2
EBITDA	491.8	622.5	628.7
Charges Associated with Business Combination	26.3	26.3	30.5
Loss (Gain) on Sale or Shutdown of Assets, Net	171.8	(19.0)	(17.9)
Restructuring and Other Special Charges	7.4	3.1	1.8
Loss on Modification or Extinguishment of Debt	—	29.2	27.1
Adjusted EBITDA	$697.3	$662.1	$670.2

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2014	2013	2013
Short-Term Debt and Current Portion of Long-Term Debt	$68.0	$83.9	$77.4
Long-Term Debt	2,011.2	2,148.9	2,176.2
Less:
Cash and Cash Equivalents	(55.2)	(92.0)	(52.2)
Total Net Debt	$2,024.0	$2,140.8	$2,201.4

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	2.90	3.23	3.28

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2014
Net Tons Sold (000's)
Paperboard Packaging	624.2	654.4	679.4
Flexible Packaging	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$964.7	$1,009.1	$1,050.0
Flexible Packaging	108.0	107.6	—
Total	$1,072.7	$1,116.7	$1,050.0

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$87.0	$119.3	$112.3
Flexible Packaging	(7.3)	(172.2)	—
Total	$79.7	$(52.9)	$112.3

2013
Net Tons Sold (000's)
Paperboard Packaging	653.1	663.9	683.2	637.7
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$959.4	$994.9	$1,021.2	$963.5
Flexible Packaging	141.1	144.8	141.8	111.4
Total	$1,100.5	$1,139.7	$1,163.0	$1,074.9

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$91.8	$91.6	$99.9	$70.7
Flexible Packaging	(6.6)	(3.9)	5.8	(7.7)
Total	$85.2	$87.7	$105.7	$63.0
** Not meaningful